Exhibit 99.3
Vintage Capital Management, LLC
4705 S. Apopka Vineland Road, Suite 206
Orlando, FL 32819

February __, 2020
To the undersigned potential nominee:
This will confirm our understanding as follows:
You agree that you are willing, should we so elect, to become a member of a slate of nominees (the “Slate”) to stand for election as directors of Red Robin Gourmet Burgers, Inc. (the “Company”) in connection with a proxy contest with management of the Company in respect of the election of directors of the Company at the 2020 Annual Meeting of Shareholders of the Company (including any adjournment or postponement thereof or any special meeting held in lieu thereof, the “Annual Meeting”), expected to be held in or around May of 2020, or the appointment or election of some or all of the members of the Slate by other means (the “Proxy Contest”).
Vintage Capital Management, LLC (“Vintage”) agrees to pay the costs of the Proxy Contest.
You understand that it may be difficult, if not impossible, to replace nominees, such as yourself, who have agreed to serve on the Slate and later change their minds and determine not to seek election. Accordingly, Vintage is relying upon your agreement to seek election and, if elected or appointed, to serve as a director of the Company.  In connection therewith, you are being supplied with a questionnaire in which you will provide Vintage with information necessary for Vintage to make appropriate disclosure both to the Company and for use in creating the proxy materials to be sent to shareholders of the Company and to be filed with the Securities and Exchange Commission and with a representation agreement that we will provide to the Company in connection with the Proxy Contest. You have agreed that (i) you will immediately complete and sign the questionnaire and the representation agreement and return it to Vintage Capital Management, LLC, 4705 S. Apopka Vineland Road, Suite 206, Orlando, Florida 32819, Tel: 407-506-7085, Fax: 208-728-8007, Email: [Omitted] and (ii) your responses to the questions contained therein will be true and correct in all respects. In addition, you have agreed that, concurrently with your execution of this letter, you will execute the instrument attached hereto as Attachment I informing the Company that you consent to being nominated by Vintage or one of its affiliates for election as a director of the Company and, if elected, that you consent to serving as a director of the Company.  Upon being notified that we have chosen you, we may forward that instrument, your completed questionnaire and the representation agreement and any other supporting documentation (or summaries thereof) to the Company, and we may at any time, in our discretion, disclose such information, as well as the existence and contents of this letter.  You also agree to provide us with any additional information necessary for Vintage to make appropriate disclosure to the Company and to use in creating the proxy materials to be sent to stockholders of the Company and filed with the Securities and Exchange Commission in connection with the Proxy Contest.  Furthermore, you understand that we may elect, at our election and expense, to conduct a background and reference check on you and you agree to complete any and all necessary authorization forms or other documents required in connection therewith.

You further agree that (i) you will (x) and will cause your agents, representatives and affiliates to, treat confidentially all information relating to the Proxy Contest which is non-public, confidential or proprietary in nature and (y) accept responsibility for any disclosure, publication or other use of such information by you and your agents, representatives and affiliates; (ii) you will not, and will cause your agents, representatives and affiliates not to, issue or otherwise make any public statement or any other form of communication relating to the Company, Vintage (or its officers, directors, employees or affiliates), any other potential member of the Slate or the Proxy Contest without the prior written approval of the undersigned; and (iii) you will not, and will cause your agents, representatives and affiliates not to, acquire or dispose of any Securities of the Company without the prior written approval of the undersigned.  For purposes of the forgoing sentence, “Securities” shall mean equity or debt securities of the Company, options to purchase or sell equity or debt securities of the Company, and swaps, synthetics and other derivative securities or instruments, the value of which is primarily related to equity or debt securities of the Company.
Vintage hereby agrees that, so long as you actually serve on the Slate, Vintage will defend, indemnify and hold you harmless from and against any and all losses, damages, penalties, judgments, awards, liabilities, costs, expenses and disbursements (including, without limitation, reasonable attorneys’ fees, costs, expenses and disbursements) incurred by you in the event that (i) you become a party, or are threatened to be made a party, to any civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal thereof relating solely to your role as a nominee for director of the Company on the Slate (a “Proceeding”) or (ii) you are called to testify or give a deposition in any Proceeding (whether or not you are a party or are threatened to be made a party to such Proceeding), including, in each case, the advancement to you of all reasonable attorneys’ costs and expenses incurred by you in connection with any Proceeding. Your right of indemnification hereunder shall continue (i) in the event that Vintage determines to withdraw the Slate or remove you from the Slate and (ii) after the election has taken place but only for events which occur prior to such election and subsequent to the date hereof. Anything to the contrary herein notwithstanding, Vintage is not indemnifying you for any action taken by you or on your behalf which occurs prior to the date hereof or subsequent to the Annual Meeting or such earlier time as you are no longer a nominee of the Slate for election to the Company’s Board of Directors or for any actions taken by you as a director of the Company, if you are elected. Nothing herein shall be construed to provide you an indemnity: (i) in the event you are found to have engaged in a violation of any provision of state or federal law in connection with the Proxy Contest unless you demonstrate that your action was taken in good faith and in a manner you reasonably believed to be in or not opposed to the best interests of electing the Slate; or (ii) if you acted in a manner which constitutes gross negligence or willful misconduct. In the event that you shall make any claim for indemnification hereunder, you shall promptly notify Vintage in the event of any third-party claims actually made against you or known by you to be threatened.  In addition, with respect to any such claim, Vintage shall be entitled to control your defense with counsel chosen by Vintage. Vintage shall not be responsible for any settlement of any claim against you covered by this indemnity without its prior written consent. However, Vintage may not enter into any settlement of any such claim without your consent unless such settlement includes a release of you from any and all liability in respect of such claim.
Vintage recognizes that if you are elected to the Board of Directors of the Company, all of your activities and decisions as a director will be governed by applicable law and subject to your fiduciary duty to the stockholders of the Company and that, as a result, there is, and can be, no agreement between you and Vintage which governs the decisions which you will make as a director of the Company.

This letter and the attached consent set forth the entire agreement between the undersigned and you as to the subject matter contained herein, and cannot be amended, modified or terminated except by a writing executed by the undersigned and you.  This letter shall be governed by the laws of the State of New York, without giving effect to principles of conflicts of law.

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Should the foregoing agree with your understanding, please so indicate in the space provided below, whereupon this letter will become a binding agreement between us.

Very truly yours,

VINTAGE CAPITAL MANAGEMENT, LLC

By: __________________________
 Name: Brian R. Kahn
 Title: Manager

Agreed to and Accepted as
of the date first above written:

__________________________

Name:

ATTACHMENT I

CONSENT OF NOMINEE
The undersigned hereby consents to being nominated and being named as a nominee for election as a director of Red Robin Gourmet Burgers, Inc. (the “Company”), in the proxy statement to be filed with the Securities and Exchange Commission and distributed to stockholders of the Company, by Vintage Capital Management, LLC (“Vintage”) and in other materials in connection with the solicitation of proxies by Vintage from stockholders of the Company to be voted at the 2020 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if elected.

Dated: February __, 2020

Name: